MEMORANDUM OF UNDERSTANDING

THIS MEMORANDUM OF UNDERSTANDING (the "MOU"), by and between Apotheca Biosciences, Inc., a Nevada corporation (the "Company"), and FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (the "Holder") (collectively the "Parties"), is entered as of January 18, 2019 (the "Effective Date").

BACKGROUND

A. The Company issued a senior convertible promissory note in the principal amount of $300,000.00 (the "Note") to the Holder on October 3, 2018.

B. The Company is issuing an additional senior convertible promissory note in the principal amount of $150,000.00 (the "Second Note") to the Holder on or around January 18, 2019.

NOW THEREFORE, the Parties acknowledge the following:

1. The Fixed Conversion Price (as defined in the Second Note) of the Second Note is equal to $0.15. Accordingly, pursuant to Section 4.14 of the Note, the Fixed Conversion Price (as defined in the Note) of the Note has been automatically reset to $0.15.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this MOU as of the Effective Date.

APOTHECA BIOSCIENCES, INC.

By: ______________________________

Name: P.C. SUNDARESWARAN
Title: CHIEF EXECUTIVE OFFICER

FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC

By: FirstFire Capital Management LLC, its manager

By: ______________________________

ELI FIREMAN